Exhibit 99.1

Yellowstone Acquisition Company Announces Closing
of Over-Allotment Option in Initial Public Offering

December 1, 2020

OMAHA, NEBRASKA -- (BUSINESS WIRE) – Yellowstone Acquisition Company (the “Company”) (NASDAQ:YSACU), a special purpose acquisition company, announced the closing of the sale today of an additional 1,098,898 units pursuant to the partial exercise of the underwriters’ over-allotment option in connection with the Company’s initial public offering. The additional units were sold at the initial public offering price of $10.00 per unit. The total number of units sold by the Company in the initial public offering, including the sale of the over-allotment units, increased to 13,598,898 and gross proceeds increased to approximately $135,988,980. In addition, BOC Yellowstone LLC, a subsidiary of Boston Omaha Corporation (NASDAQ:BOMN), served as the sponsor for the Company’s initial public offering and purchased both 3,339,724 shares of the Company’s Class B common stock for $25,000 and warrants to purchase 7,719,779 shares of Class A Common Stock at a price of $1.00 per warrant, for a total investment of $7,744,779. Each of these warrants are exercisable at $11.50 per share.

The Company previously sold in its initial public offering 12,500,000 units at a price of $10.00 per unit, resulting in gross proceeds of $125,000,000. The units began trading on the NASDAQ Stock Market, LLC (“NASDAQ”) under the ticker symbol “YSACU” on October 22, 2020. Each unit issued in the offering consists of one share of the Company’s Class A common stock and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. After the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on NASDAQ under the symbols “YSAC” and “YSACW,” respectively.

Wells Fargo Securities served as the sole book runner for the offering.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from Wells Fargo Securities, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York, 10001, at (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com. A registration statement relating to these securities was filed with the Securities and Exchange Commission (“SEC”) and became effective on October 21, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT YELLOWSTONE ACQUISITION COMPANY

Yellowstone Acquisition Company, led by Adam Peterson and Alex Rozek, is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in the homebuilding, manufacturing serving the homebuilding market, financial services and commercial real estate industries. To contact the Company, please visit www.yellowstoneac.com or email the Company at contact@yellowstoneac.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:
Catherine Vaughan

contact@yellowstone.com